Exhibit 3.1.1

State of Delaware Secretary of State Division of Corporations Delievered 05:14 PM 03/27/2014 FILED 05:10 pm 03/27/2014 SRV 140393437 – 5324968 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EXPO EVENT HOLDCO, INC.

Pursuant to Section 242 of
the Delaware General Corporation Law

Expo Event Holdco, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Expo Events Holdco, Inc.

2.	The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 26, 2013.

3.	The Corporation filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 13, 2013.

3.	The Amended and Restated Certificate of Incorporation is amended to increase the number of authorized shares of common stock, par value of $0.01 per share, from 400,000 shares to 700,000 shares.

4.	Article FOURTH is hereby amended and restated in its entirety to read as follows:

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is seven hundred thousand (700,000) shares of common stock, having a par value of $0.01 per share.

5.	This Certificate of Amendment to the Amended and Restated Certificate of Incorporation, in accordance with Section 242 of the Delaware General Corporation Law (the “DGCL”), was duly adopted and approved by written consent of the Board of Directors of the Corporation and was authorized and approved by written consent of the stockholders of the Corporation, in accordance with Section 228 of the DGCL, holding at least a majority of the outstanding shares entitled to vote thereon.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this 27th day of March, 2014.

EXPO EVENT HOLDCO, INC.

By:	/s/ Kosty Gilis
Name: Kosty Gilis
Title: President

[Signature Page to Certificate of Amendment to Amended and Restated Certificate of Incorporation of Expo Event Holdco, Inc.]